Waystar Reports Second Quarter 2026 Results

Q2 revenue of $319.7M, up 18% YoY
Q2 net income of $40.9M and non-GAAP net income of $83.3M
Q2 net income margin of 13%; adjusted EBITDA margin of 43%
Raising revenue and adjusted EBITDA guidance for 2026
LEHI, Utah and LOUISVILLE, Ky., July 29, 2026 — Waystar Holding Corp. (Nasdaq: WAY), a provider of leading healthcare payment software, today reported results for the second quarter ended June 30, 2026.
“Waystar delivered another solid quarter, driven by healthy demand, disciplined execution, and growing provider adoption,” said Matt Hawkins, Chief Executive Officer of Waystar. “Our unique position connecting providers, payers, and patients — combined with the breadth of our platform, the scale of our data, and the accelerating impact of our AltitudeAI capabilities — helps clients improve performance and reinforces our confidence in the long-term opportunity ahead.”
Second Quarter 2026 Financial Highlights
•Revenue of $319.7 million, up 18% year-over-year
•Net income of $40.9 million, GAAP net income per diluted share of $0.21, and net income margin of 13%
•Non-GAAP net income of $83.3 million and non-GAAP net income per diluted share of $0.43
•Adjusted EBITDA of $136.7 million and adjusted EBITDA margin of 43%
•Cash flow from operations of $59.4 million and unlevered free cash flow of $63.9 million

Key Performance Metrics and Revenue Disaggregation
•1,453 clients contributed over $100,000 in LTM revenue, up 15% year-over-year
•Net revenue retention rate (NRR) of 108%
•Second quarter 2026 subscription revenue of $176.3 million, up 34% year-over-year
•Second quarter 2026 volume-based revenue of $142.1 million, up 3% year-over-year
•Second quarter 2026 provider revenue of $231.8 million, up 23% year-over-year
•Second quarter 2026 patient revenue of $87.9 million, up 7% year-over-year
Financial Outlook
As of July 29, 2026, Waystar provides the following guidance for its full fiscal year 2026.1
•Total revenue is expected to be between $1.276 billion and $1.294 billion
•Adjusted EBITDA is expected to be between $535 million and $545 million
•Non-GAAP net income is expected to be between $322 million and $340 million
•Diluted non-GAAP net income per share is expected to be between $1.61 and $1.70
Webcast Information
Waystar's financial results will be discussed on a conference call scheduled at 4:30 p.m. Eastern Time today, July 29, 2026. A live audio conference call will be available on Waystar's website at https://investors.waystar.com/news-events/events. The webcast will be archived on the site for those unable to listen in real time. This earnings release and the related Current Report on Form 8-K furnished July 29, 2026, are available on the Investor Relations page of the company’s website. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website. Accordingly, investors should monitor this portion of our website, in addition to following our press releases, U.S. Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.
1We have not reconciled the forward-looking adjusted EBITDA, non-GAAP net income, and non-GAAP net income per share guidance included above to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to certain costs, the most significant of which are incentive compensation (including stock-based compensation), transaction-related expenses, and certain fair value measurements, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Non-GAAP Financial Measures
To supplement the consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures as defined below. We present non-GAAP financial measures as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. We believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses adjusted EBITDA and adjusted EBITDA margin to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management uses non-GAAP net income and non-GAAP net income per share to evaluate our core operating profitability on an after-tax basis exclusive of certain non-cash and non-recurring items, and to facilitate comparison with peer companies that may have different capital structures, acquisition histories, or tax profiles. Management uses unlevered free cash flow to evaluate cash generation from our core business operations independent of our capital structure. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone provide.
Adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per share and unlevered free cash flow are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or net income (loss) margin as measures of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments, and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. A reconciliation is provided below for our non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP. A quantitative reconciliation of the forward-looking non-GAAP financial measures included in our financial outlook is not provided for the reasons described under "Financial Outlook." Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
The following non-GAAP financial measures and key performance metrics are defined below:
Adjusted EBITDA and adjusted EBITDA Margin
We define adjusted EBITDA as net income / (loss) before interest expense, net, income tax expense / (benefit), depreciation and amortization, and as further adjusted for stock-based compensation expense, acquisition and integration costs, asset and lease impairments, costs related to amended debt agreements, IPO and secondary offering costs and costs related to other unusual, non-recurring or otherwise notable items. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of revenue.
Non-GAAP Net Income and Non-GAAP Net Income Per Share
We define non-GAAP net income as GAAP net income excluding the impact of stock-based compensation, acquisition and integration costs, asset and lease impairments, costs related to our IPO, and the Secondary Offerings, costs related to amended debt agreements and amortization of intangibles, and costs related to other unusual, non-recurring or otherwise notable items. The tax effects of the adjustments are calculated using a management estimated annual effective non-GAAP tax rate of 21%, which is based on our statutory federal tax rate and provides consistency across interim reporting periods by eliminating the effects of non-recurring and period specific items. Due to the differences in the tax treatment of items excluded from non-GAAP net income, our estimate tax rate on non-GAAP net income may differ from our GAAP tax rate. Non-GAAP net income per share is shown on both a basic and diluted basis and is defined as non-GAAP net income divided by the basic or diluted weighted-average shares, respectively.
Unlevered Free Cash Flow
We define unlevered free cash flow as cash from operations plus cash interest paid less capital expenses.
Net Debt
We define net debt as the sum of the current portion of long-term debt, long-term debt, and accounts receivable securitization less cash and equivalents and investment securities.
Adjusted Net Leverage Ratio
We define adjusted net leverage ratio as net debt divided by adjusted EBITDA over the preceding twelve months.
Gross Debt
We define gross debt as the sum of the current portion of long-term debt, long-term debt, and accounts receivable securitization.
Adjusted Gross Leverage Ratio
We define adjusted gross leverage ratio as gross debt divided by adjusted EBITDA over the preceding twelve months.
Key Performance Metrics
Net Revenue Retention Rate
Our Net Revenue Retention Rate compares twelve months of client invoices for our solutions at two period end dates. To calculate our Net Revenue Retention Rate, we first accumulate the total amount invoiced during the twelve months ending with the prior period-end or Prior Period Invoices. We then calculate the total amount invoiced to those same clients for the twelve months ending with the current period-end, or Current Period

Invoices. Current Period Invoices are inclusive of upsell, downsell, pricing changes, clients that cancel or chose not to renew, and discontinued solutions with continuing clients. The Net Revenue Retention Rate is then calculated by dividing the Current Period Invoices by the Prior Period Invoices. Our total invoices included in the analysis are greater than 98% of reported revenue. We use Net Revenue Retention Rate to evaluate our ongoing operations and for internal planning and forecasting purposes. Acquired businesses are included in the last-twelve-month Net Revenue Retention Rate in the ninth quarter after acquisition, which is the earliest point that comparable post-acquisition invoices are available for both the current and prior twelve-month period.
Customer Count with >$100,000 of Revenue
We regularly monitor and review our count of clients who generate more than $100,000 of revenue.
Our count of clients who generate more than $100,000 of revenue is based on an accumulation of the amounts invoiced to clients over the preceding twelve months. The invoices for acquired clients are included starting in the first full calendar quarter after the date of acquisition.
Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect our current views with respect to, among other things, statements regarding Waystar’s expectations relating to future operating results and financial position, including full year 2026, and future periods; the performance of our new product offerings; our industry and market opportunities, business strategy, goals, and expectations concerning our market position, future operations, margins and profitability, capital expenditures, liquidity, and capital resources and other financial and operating information. Forward-looking statements include all statements that are not historical facts. These statements may include words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “outlook,” the negative version of these words or similar terms and phrases to identify forward-looking statements in this press release, including the discussion of outlook for full fiscal year 2026.
The forward-looking statements contained in this press release are based on management’s current expectations and are not guarantees of future performance. The forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: our operation in a highly competitive industry; our ability to retain our existing clients and attract new clients; our ability to successfully execute on our business strategies in order to grow; our ability to accurately assess the risks related to acquisitions and successfully integrate acquired businesses, including the acquisition of Iodine; our ability to establish and maintain strategic relationships; the growth and success of our clients and overall healthcare transaction volumes; consolidation in the healthcare industry; our selling cycle of variable length to secure new client agreements; our implementation cycle that is dependent on our clients’ timing and resources; our dependence on our senior management team and certain key employees, and our ability to attract and retain highly skilled employees; the accuracy of the estimates and assumptions we use to determine the size of our total addressable market; our ability to develop and market new solutions, or enhance our existing solutions, to respond to technological changes or evolving industry standards; the interoperability, connectivity, and integration of our solutions with our clients’ and their vendors’ networks and infrastructures; the performance and reliability of internet, mobile, and other infrastructure; the consequences if we cannot obtain, process, use, disclose, or distribute the highly regulated data we require to provide our solutions; our reliance on certain third-party vendors and providers; any errors or malfunctions in our products and solutions; failure by our clients to obtain proper permissions or provide us with accurate and appropriate information; the potential for embezzlement, identity theft, or other similar illegal behavior by our employees or vendors, and a failure of our employees or vendors to observe quality standards or adhere to environmental, social, and governance standards; our compliance with the applicable rules of the National Automated Clearing House Association and the applicable requirements of card networks; increases in card network fees and other changes to fee arrangements; the effect of payer and provider conduct which we cannot control; privacy concerns and security breaches or incidents relating to our platform or data (including personal information and other regulated data); the complex and evolving laws and regulations regarding privacy, data protection, and cybersecurity; our ability to adequately protect and enforce our intellectual property rights; our ability to use or license data and integrate third-party technologies; the development, deployment, and use of AI; our use of “open source” software; legal proceedings initiated by third parties alleging that we are infringing or otherwise violating their intellectual property rights; claims that our employees, consultants, or independent contractors have wrongfully used or disclosed confidential information of third parties; the heavily regulated industry in which we conduct business; the uncertain and evolving healthcare regulatory and political framework; healthcare laws and data privacy and security laws and regulations governing our Processing of personal information (which may also be referred to as “personal data” or “personally identifiable information”); reduced revenues in response to changes to the healthcare regulatory landscape; legal, regulatory, and other proceedings that could result in adverse outcomes; contractual obligations requiring compliance with certain provisions of the Bank Secrecy Act/anti-money laundering laws and regulations; existing laws that regulate our ability to engage in certain marketing activities; our full compliance with website accessibility standards; any changes in our tax rates, the adoption of new tax legislation, or exposure to additional tax liabilities; limitations on our ability to use our net operating losses to offset future taxable income; losses due to asset impairment charges; our substantial debt and restrictive covenants in the agreements governing our Credit Facilities; interest rate fluctuations; unavailability of additional capital on acceptable terms or at all; the impact of general macroeconomic conditions; our history of net losses and our ability to achieve or maintain profitability; the interests of the certain investors may be different than the interests of other holders of our securities; and each of the other factors discussed under the heading of “Risk Factors” in the Company’s 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2026, and in other reports filed with the SEC, all of which are available on the Investor Relations page of our website at investors.waystar.com.
Any forward-looking statements made by us in this press release speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. You should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by any applicable securities laws.
About Waystar
Waystar’s mission-critical software is purpose-built to simplify healthcare payments so providers can prioritize patient care and optimize their financial performance. Waystar serves approximately 30,000 clients, representing over 1 million distinct providers, including 16 of 20 institutions on the U.S. News Best Hospitals list. Waystar’s enterprise-grade platform annually processes over 7.5 billion healthcare payment transactions, including over $2.4 trillion in annual gross claims and spanning approximately 60% of U.S. patients. Waystar strives to transform healthcare payments so providers can focus on what matters most: their patients and communities. Discover the way forward at waystar.com.

Waystar Holding Corp.
Unaudited Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	319,674	270,654	633,548	527,089
Operating expenses
Cost of revenue (exclusive of depreciation and amortization expenses)	97,686	87,044	194,721	170,389
Sales and marketing	50,379	43,524	96,209	83,647
General and administrative	36,378	29,192	67,102	52,492
Research and development	17,723	12,622	36,091	23,700
Depreciation and amortization	41,466	33,426	82,918	66,806
Total operating expenses	243,632	205,808	477,041	397,034
Income from operations	76,042	64,846	156,507	130,055
Other expense
Interest expense, net	(18,635)	(17,325)	(38,349)	(35,582)
Related party interest expense	(1,011)	(930)	(1,944)	(1,573)
Income before income taxes	56,396	46,591	116,214	92,900
Income tax expense/(benefit)	15,529	14,407	32,064	31,447
Net income	40,867	32,184	84,150	61,453
Net income per share:
Basic	0.21	0.19	0.44	0.36
Diluted	0.21	0.18	0.43	0.34
Weighted-average shares outstanding:
Basic	191,868,642	173,358,382	191,719,015	172,467,988
Diluted	194,513,042	181,599,133	194,902,172	181,076,149

Waystar Holding Corp.
Unaudited Consolidated Balance Sheets
(in thousands, except for share and per share data)

	June 30, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$12,645	$61,355
Restricted cash	32,767	15,454
Investment securities	178,954	24,877
Accounts receivable, net of allowance of $5,284 at June 30, 2026 and $6,170 at December 31, 2025	185,876	177,037
Income tax receivable	—	6,437
Prepaid expenses	24,866	20,078
Other current assets	3,866	3,174
Total current assets	438,974	308,412
Property, plant and equipment, net	68,532	51,649
Operating lease right-of-use assets, net	9,413	12,972
Intangible assets, net	1,223,891	1,292,839
Goodwill	4,014,781	4,016,818
Deferred costs	105,063	93,951
Other long-term assets	8,107	8,459
Total assets	$5,868,761	$5,785,100
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$56,219	$50,949
Accrued compensation	25,904	40,942
Aggregated funds payable	32,636	15,104
Other accrued expenses	42,812	22,990
Deferred revenue	60,874	67,855
Current portion of long-term debt	13,398	13,537
Related party current portion of long-term debt	795	657
Current portion of operating lease liabilities	5,083	6,029
Total current liabilities	237,721	218,063
Long-term liabilities
Deferred tax liability	175,322	211,320
Long-term debt, net, less current portion	1,376,348	1,394,523
Related party long-term debt, net, less current portion	76,199	64,186
Operating lease liabilities, net of current portion	9,897	11,994
Deferred revenue - long-term	6,754	5,496
Other long-term liabilities	278	692
Total liabilities	1,882,519	1,906,274
Commitments and contingencies (Note 20)
Stockholders’ equity
Preferred stock $0.01 par value - 100,000,000 shares authorized as of June 30, 2026 and December 31, 2025, respectively; zero shares issued or outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Common stock $0.01 par value - 2,500,000,000 shares authorized at June 30, 2026 and December 31, 2025, respectively; 192,583,037 and 191,587,193 shares outstanding at June 30, 2026 and December 31, 2025, respectively; 191,923,976 and 191,587,193 shares outstanding at June 30, 2026 and December 31, 2025, respectively	1,926	1,916
Treasury stock, at cost	(12,741)	—
Additional paid-in capital	4,020,499	3,986,353
Accumulated other comprehensive income (loss)	1,219	(632)
Accumulated deficit	(24,661)	(108,811)
Total stockholders’ equity	3,986,242	3,878,826
Total liabilities and stockholders’ equity	$5,868,761	$5,785,100

Waystar
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$84,150	$61,453
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	82,918	66,806
Stock-based compensation	25,249	18,274
Provision for bad debt expense	2,049	1,872
Loss on extinguishment of debt	113	—
Impairment expense	1,990	—
Deferred income taxes	(36,682)	7,437
Amortization of debt discount and issuance costs	1,329	1,346
Other	86	—
Changes in:
Accounts receivable	(10,889)	(135)
Income tax refundable	6,437	2,838
Prepaid expenses and other current assets	(5,463)	(968)
Deferred costs	(10,858)	(5,140)
Other long-term assets	44	58
Accounts payable and accrued expenses	10,544	9,308
Deferred revenue	(5,723)	(1,181)
Operating lease right-of-use assets and lease liabilities	(970)	(959)
Net cash provided by operating activities	144,324	161,009
Cash flows from investing activities
Purchase of property and equipment and capitalization of internally developed software costs	(31,440)	(11,193)
Purchase of investment securities	(260,167)	(50,525)
Proceeds from sale or maturity of investment securities	107,488	—
Measurement period adjustments related to prior year acquisition	2,037	—
Net cash used in investing activities	(182,082)	(61,718)
Cash flows from financing activities
Change in aggregated funds liability	17,532	(1,171)
Repurchase of common stock	(12,741)	—
Proceeds from issuance of common stock from employee equity plans	8,867	15,045
Proceeds from issuances of debt, net of creditor fees	19,800	—
Payments on debt	(27,097)	(5,834)
Finance lease liabilities paid	—	(444)
Net cash provided by financing activities	6,361	7,596
Increase/(decrease) in cash and cash equivalents during the period	(31,397)	106,887
Cash and cash equivalents and restricted cash–beginning of period	76,809	204,582
Cash and cash equivalents and restricted cash–end of period	$45,412	$311,469
Supplemental disclosures of cash flow information
Interest paid	$41,290	$39,745
Cash taxes paid (refunds received), net	42,816	8,346
Non-cash investing and financing activities
Fixed asset purchases in accounts payable	114	195
Reconciliation of Balance Sheet Cash Accounts to Cash Flow Statement
Balance sheet
Cash and cash equivalents	12,645	290,300
Restricted cash	32,767	21,169
Total	45,412	311,469

Waystar
Reconciliation of Adjusted EBITDA
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
($ in thousands)	2026	2025	2026	2025
Net income	$40,867	$32,184	$84,150	$61,453
Interest expense, net	19,646	18,255	40,293	37,155
Income tax expense	15,529	14,407	32,064	31,447
Depreciation and amortization	41,466	33,426	82,918	66,806
Stock-based compensation expense	13,803	11,530	25,249	18,274
Acquisition and integration costs	1,801	655	3,607	884
Asset and lease impairments	1,990	—	1,990	—
Costs related to amended debt agreements	—	—	227	—
IPO and Secondary Offering related expenses	5	1,769	12	3,199
Other (a)	1,618	326	1,618	1,080
Adjusted EBITDA	$136,725	$112,552	$272,128	$220,298
Revenue	$319,674	$270,654	$633,548	$527,089
Net income margin	12.8%	11.9%	13.3%	11.7%
Adjusted EBITDA margin	42.8%	41.6%	43.0%	41.8%
(a)For the three and six months ended June 30, 2026, adjustments reflect costs associated with a cybersecurity incident (see Item 1A of our Form 10-Q). For the three and six months ended June 30, 2025, adjustments include lease-related costs associated with the relocation of our Louisville office totaling $0.2 million and $0.4 million, respectively, and executive severance costs totaling $0.0 million and $0.5 million, respectively.

Waystar
Reconciliation of Non-GAAP Operating Expenses
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Cost of revenue (exclusive of depreciation and amortization expenses)	$97,686	$87,044	$194,721	$170,389
Less Stock-based compensation expense	(594)	(415)	(1,029)	(646)
Less Acquisition and integration costs	(1,110)	-	(2,255)	-
Cost of revenue (exclusive of depreciation and amortization expenses), adjusted	$95,982	$86,629	$191,437	$169,743

Sales and marketing	50,379	43,524	96,209	83,647
Add/(Less) Stock-based compensation expense	(2,738)	(2,414)	(2,347)	(3,806)
Add/(Less) Acquisition and integration costs	21	-	54	-
Less Other (a)	(100)	-	(100)	-
Sales and marketing, adjusted	$47,562	$41,110	$93,816	$79,841

General and administrative	36,378	29,192	67,102	52,492
Less Stock-based compensation expense	(9,565)	(7,094)	(18,317)	(11,200)
Less Acquisition and integration costs	(659)	(552)	(1,197)	(659)
Less Asset and lease impairments	(1,990)	-	(1,990)	-
Less Costs related to amended debt agreements	-	-	(227)	-
Less IPO and Secondary Offering expenses	(5)	(1,769)	(12)	(3,199)
Less Other (a)	(1,518)	(326)	(1,518)	(1,080)
General and administrative, adjusted	$22,641	$19,451	$43,841	$36,354

Research and development	17,723	12,622	36,091	23,700
Less Stock-based compensation expense	(906)	(1,607)	(3,556)	(2,622)
Less Acquisition and integration costs	(53)	(103)	(209)	(225)
Research and development, adjusted	$16,764	$10,912	$32,326	$20,853

Depreciation and amortization	41,466	33,426	82,918	66,806
Less Intangible amortization	(34,474)	(28,115)	(68,948)	(56,230)
Depreciation and amortization, adjusted	$6,992	$5,311	$13,970	$10,576

Income tax expense	15,529	14,407	32,064	31,447
Plus Tax effect of adjustments	11,275	8,903	21,347	16,730
Income tax expense, adjusted	$26,804	$23,310	$53,411	$48,177
(a)For the three and six months ended June 30, 2026, adjustments reflect costs associated with a cybersecurity incident (see Item 1A of our Form 10-Q). For the three and six months ended June 30, 2025, adjustments include lease-related costs associated with the relocation of our Louisville office totaling $0.2 million and $0.4 million, respectively, and executive severance costs totaling $0.0 million and $0.5 million, respectively.

Waystar
Reconciliation of Non-GAAP Net Income
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
($ in thousands)	2026	2025	2026	2025
Net income	$40,867	$32,184	$84,150	$61,453
Stock-based compensation	13,803	11,530	25,249	18,274
Acquisition and integration costs	1,801	655	3,607	884
Asset and lease impairments	1,990	—	1,990	—
Costs related to amended debt agreements	—	—	227	—
IPO and Secondary Offering related expenses	5	1,769	12	3,199
Other (a)	1,618	326	1,618	1,080
Intangible amortization	34,474	28,115	68,948	56,230
Tax effect of adjustments	(11,275)	(8,903)	(21,347)	(16,730)
Non-GAAP net income	$83,283	$65,676	$164,454	$124,390

Non-GAAP net income per share:
Basic	$0.43	$0.38	$0.86	$0.72
Diluted	$0.43	$0.36	$0.84	$0.69
Weighted-average shares outstanding:
Basic	191,868,642	173,358,382	191,719,015	172,467,988
Diluted	194,513,042	181,599,133	194,902,172	181,076,149
(a)For the three and six months ended June 30, 2026, adjustments reflect costs associated with a cybersecurity incident (see Item 1A of our Form 10-Q). For the three and six months ended June 30, 2025, adjustments include lease-related costs associated with the relocation of our Louisville office totaling $0.2 million and $0.4 million, respectively, and executive severance costs totaling $0.0 million and $0.5 million, respectively.

Waystar
Reconciliation of Unlevered Free Cash Flow
(in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	59,411	96,760	144,324	161,009
Interest paid	20,610	19,785	41,290	39,745
Purchase of PP&E and capitalization of internally developed software costs	(16,113)	(5,767)	(31,440)	(11,193)
Unlevered free cash flow	63,908	110,778	154,174	189,561

Waystar
Reconciliation of Net Debt
(in thousands)
(unaudited)

	June 30,
	2026	2025
First lien term loan facility outstanding debt, current	14,194	11,668
First lien term loan facility outstanding debt, net of current portion	1,359,955	1,146,044
Receivables facility outstanding debt	100,000	80,000
Cash and cash equivalents	(12,645)	(290,300)
Investment securities	(178,954)	(50,493)
Net debt	1,282,550	896,919

Trailing Twelve Months Adjusted EBITDA	513,976	417,128

Adjusted gross leverage ratio	2.9x	3.0x
Adjusted net leverage ratio	2.5x	2.2x

Waystar
Reconciliation of Trailing Twelve Months (TTM) Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended				TTM
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2026
Net income	40,867	43,283	19,988	30,648	134,786
Interest expense, net	19,646	20,647	22,872	17,515	80,680
Income tax expense	15,529	16,535	16,158	12,069	60,291
Depreciation and amortization	41,466	41,452	40,442	33,300	156,660
Stock-based compensation expense	13,803	11,446	12,198	11,597	49,044
Acquisition and integration costs	1,801	1,806	14,877	5,313	23,797
Asset and lease impairments	1,990	-	-	-	1,990
Costs related to amended debt agreements	-	227	1,931	649	2,807
IPO and Secondary Offering expenses	5	7	86	1,372	1,470
Other (a)	1,618	-	593	240	2,451
Adjusted EBITDA	136,725	135,403	129,145	112,703	513,976
(a) Adjustments reflect costs associated with a cybersecurity incident (see Item 1A of our Form 10-Q and lease-related costs associated with the relocation of our Louisville office.

Media Contact
Kristin Lee
kristin.lee@waystar.com
Investor Contact
Edward Parker
investors@waystar.com